UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13950 Stowe Drive
Poway, California 92064
(Address of Principal Executive Offices) (Zip Code)

(858) 726-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 30, 2004 we executed an Addendum to Software License Agreement with Segami Corporation (“Segami”) (the “Addendum”). The Addendum amends the Software License Agreement with Segami dated June 16, 1999, as amended November 15, 2001 (the “Agreement”), pursuant to which Segami has agreed to license to us and support certain software for use and distribution in connection with our products.

The Addendum provides for the development of certain software by us, including certain additional interface features, amends existing license fees and specifies additional licensing fees related to the remote viewing of data. The Addendum also provides that the Agreement shall automatically terminate on January 1, 2010, unless an extension is mutually agreed between the parties.

The description of the Addendum in this report is qualified in its entirety by reference to the Addendum, which will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

December 3, 2004	By:	/s/ Todd P. Clyde
Todd P. Clyde Chief Financial Officer